UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 26, 2013
Mettler-Toledo International Inc.
(Exact name of registrant as specified in its charter)

Delaware	File No. 001-13595	13-3668641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Polaris Parkway Columbus, OH and Im Langacher, P.O. Box MT-100 CH Greifensee, Switzerland	43240 and 8606
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 1-614-438-4511 and +41-44-944-22-11

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 26, 2013, Mettler-Toledo International Inc. (“Mettler-Toledo”) and certain of its subsidiaries entered into an amendment agreement with JPMorgan Chase Bank, N.A., as Administrative Agent and certain other financial institutions (the “Amendment Agreement”), which amended the credit agreement among Mettler-Toledo, certain of its subsidiaries and certain financial institutions, dated as of December 20, 2011 (the “Credit Agreement” and as amended by the Amendment Agreement, the “Amended Credit Agreement”). The Amended Credit Agreement is described in Item 2.03 hereof.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 26, 2013, Mettler-Toledo and certain of its subsidiaries entered into the Amendment Agreement with JPMorgan Chase Bank, N.A., as Administrative Agent and certain other financial institutions, which amended the Credit Agreement among Mettler-Toledo, certain of its subsidiaries and certain financial institutions, dated as of December 20, 2011.
The Amended Credit Agreement is a revolving credit facility.
The material terms of the Amended Credit Agreement are substantially similar to the terms of the Credit Agreement, except with respect to maturity, interest rates and the principal amount committed.
Amounts outstanding under the Amended Credit Agreement are repayable in 2018. Borrowings under the Amended Credit Agreement are not subject to any scheduled principal payments prior to maturity and bear interest at current market rates plus a margin based on Mettler-Toledo’s then-applicable consolidated leverage ratio and is currently set at LIBOR plus 0.75% until the Administrative Agent’s receipt of the quarterly financial statements for the first fiscal quarter ending after the closing date for the Amended Credit Agreement. Mettler-Toledo must also pay facility fees that are tied to its then-applicable consolidated leverage ratio. The original principal amount committed under the Credit Agreement of $870 million has been reduced to $800 million under the Amended Credit Agreement.
The Amended Credit Agreement requires Mettler-Toledo to maintain a ratio of funded debt to Consolidated EBITDA of 3.5 to 1.0 or less and an interest coverage ratio of 3.5 to 1.0 or greater. The Amended Credit Agreement also contains certain customary affirmative and negative covenants, which, among other things, limit Mettler-Toledo’s ability to grant liens or incur debt at a subsidiary level. Events of default under the Amended Credit Agreement include non-payment, covenant breaches, incorrect representations and warranties, cross-default, insolvency proceedings, inability to pay debts, attachment, judgments, ERISA events, and change of control.
The Amended Credit Agreement is unsecured.
The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Amendment Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference and the Credit Agreement, which is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

10.1    Amendment Agreement among Mettler-Toledo International Inc., certain of its subsidiaries, JPMorgan Chase Bank, N.A. and certain other financial institutions, dated as of November 26, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METTLER-TOLEDO INTERNATIONAL INC.

Date:	December 2, 2013	By:	/s/ James T. Bellerjeau
James T. Bellerjeau
General Counsel

Exhibit Index

Exhibit No.    Description

10.1	Amendment Agreement among Mettler-Toledo International Inc., certain of its subsidiaries, JPMorgan Chase Bank, N.A. and certain other financial institutions, dated as of November 26, 2013